Exhibit 99.1

JOINT FILING AGREEMENT PURSUANT TO RULE 13d-1(k)

Pursuant to and in accordance with the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations thereunder, each party hereto hereby agrees to the joint filing, on behalf of each of them, of any filing required by such party under Section 13 or Section 16 of the Exchange Act or any rule or regulation thereunder (including any amendment, restatement, supplement, and/or exhibit thereto) with the Securities and Exchange Commission and further agrees to the filing, furnishing, and/or incorporation by reference of this Joint Filing Agreement as an exhibit thereto. This Joint Filing Agreement shall remain in full force and effect until revoked by any party hereto in a signed writing provided to each other party hereto, and then only with respect to such revoking part.

Date: February 11, 2022

By:	/s/ Adam T. Feinstein
Adam T. Feinstein

VSCP EBS AGGREGATOR, L.P.

By:	/s/ Adam T. Feinstein
Adam T. Feinstein
Authorized Signatory

VESEY STREET CAPITAL PARTNERS HEALTHCARE FUND-A, L.P.

By:	/s/ Adam T. Feinstein
Adam T. Feinstein
Authorized Signatory

EBS AGGREGATOR BLOCKER HOLDINGS, LLC

By:	/s/ Adam T. Feinstein
Adam T. Feinstein
Authorized Signatory

VESEY STREET CAPITAL PARTNERS, L.L.C.

By:	/s/ Adam T. Feinstein
Adam T. Feinstein
Authorized Signatory